UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 27, 2025
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6133 N. River Road, Suite 500, Rosemont, IL 60018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2025, Littelfuse, Inc. (the “Company”) announced that Abhishek Khandelwal had been appointed as Executive Vice President and Chief Financial Officer (“CFO”) of the Company. In such role, Mr. Khandelwal will serve as the Company’s principal financial officer. Mr. Khandelwal’s appointment will be effective as of June 18, 2025, his employment commencement date. The Company also announced that Meenal Sethna would no longer serve as the Company’s Executive Vice President and Chief Financial Officer and principal financial officer as of June 18, 2025. As previously announced, though, Ms. Sethna will remain with the Company to support the transition to Mr. Khandelwal.

Mr. Khandelwal previously served as Senior Vice President and Chief Financial Officer of IDEX Corporation, an industrial design and manufacturing company, since November 2023. Prior to that, Mr. Khandelwal served as Chief Financial Officer of Multi-Color Corporation, a manufacturer of printed labels for consumer goods, from January 2022 through November 2023, and as Senior Vice President and Chief Financial Officer of CIRCOR International, a pump & valve systems and custom engineering & design company, from April 2020 through December 2021. From 2010 through March 2020, Mr. Khandelwal held various finance roles at IDEX Corporation, including as Vice President of Finance Operations, Treasury and Financial Planning & Analysis.

Mr. Khandelwal and the Company have entered into an Offer Letter (the “Offer Letter”) pursuant to which Mr. Khandelwal will receive an initial base salary of $650,000 per annum and an initial annual target bonus opportunity of 85% of base salary (prorated for partial years of service). He will participate in the Company’s annual equity incentive program with an initial equity award value of 250% of his base salary. This equity award for 2025 will be prorated for the period worked during the year, and include a grant of performance share units with an approximate value of $650,000 and a grant of restricted stock units with an approximate value of $650,000 based on the closing price of Company common stock on June 18, 2025. In addition, Mr. Khandelwal will receive a cash sign-on bonus of $250,000 and a sign-on equity award of performance share units with an approximate value of $1,000,000 and restricted stock units with an approximate value of $1,000,000, each based on the closing price of Company common stock on June 18, 2025. The initial performance share award will vest three years after the grant date based on the Company’s total shareholder return relative to the Russell 3000 Index over a three-year performance period from April 24, 2025 through April 23, 2028. Mr. Khandelwal will also participate in the Company’s benefit plans and perquisites programs.

Mr. Khandelwal will participate in the Company’s Executive Severance Policy (as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 14, 2025) with a severance multiple of 1.5. In accordance with the Offer Letter, Mr. Khandelwal will also enter into a change of control agreement with the Company on the Company’s standard form for executives ("COC Agreement"), with a severance multiple of 1.5. The COC Agreement will be in effect through December 31, 2026, and contains terms as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 14, 2025.

The foregoing summaries of the Offer Letter and COC Agreement are only summaries and are qualified in their entirety by the full text of the Offer Letter and form of COC Agreement. A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of COC Agreement was filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the year ended December 28, 2024 and is incorporated herein by reference.

Except as contemplated by the Offer Letter and the COC Agreement, there are no arrangements or understandings between Mr. Khandelwal and any other person pursuant to which Mr. Khandelwal was selected as an officer. There are no family relationships required to be disclosed by Item 401(d) of Regulation S-K. Mr. Khandelwal is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Khandelwal is attached as Exhibit 99.1 and incorporated herein by reference.

The exhibit furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Littelfuse, Inc. and Abhishek Khandelwal, dated May 13, 2025.
99.1	Press Release, dated May 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: May 27, 2025	By: /s/ Ryan K. Stafford
Executive Vice President, Chief Legal Officer and Corporate Secretary